EXHIBIT 23(a)(iii)

                                   SCHEDULE A
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                     OF THE
                                FUNDVANTAGE TRUST

                             SCHEDULE OF PORTFOLIOS

          Portfolio                      Classes            Board Approval Date
          ---------                      -------            -------------------

     MBIA High Yield Fund         Retail/Institutional       January 22, 2007

 MBIA Multi-Sector Inflation      Retail/Institutional       January 22, 2007
       Protection Fund

 MBIA Core Plus Fixed Income      Retail/Institutional       January 22, 2007
             Fund

   MBIA Municipal Inflation       Retail/Institutional       January 22, 2007
       Protection Fund

         Lateef Fund             Class A/Class C/Class I      August 2, 2007

Boston Advisors US Small Cap          Institutional          December 14, 2007
Equity Fund

Boston Advisors International         Institutional          December 14, 2007
Equity Fund

Corvera Strategic Equity Fund        Class A/Class I          March 28, 2008